EXHIBIT 23

CONSENT OF INDEPENDENT Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-97047 and No. 333-109182) of Caterpillar Financial Services Corporation of our report dated January 27, 2004, appearing in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Memphis, Tennessee

February 27, 2004